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                                                                    EXHIBIT 23.1

                           PRICEWATERHOUSECOOPERS LLP
                              STATE STREET CENTRE
                               AT 80 STATE STREET
                             ALBANY, NY 12207-2591

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
First Albany Companies Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated by reference in First Albany Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 2, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

April 30, 2001